UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

(e)           On August 7, 2015, the Board of Directors (“Board”) of Eldorado Resorts, Inc. (“ERI”) approved an increase in the base salary of Mr. Anthony L. Carano, ERI’s General Counsel and Secretary, from $300,000 to $380,000 per annum.  This salary increase is effective as of August 1, 2015.

The Board also approved a bonus payment of $450,000 for Mr. Thomas R. Reeg, ERI’s President, payable upon the consummation of ERI’s proposed acquisition of (i) all of the assets and properties of Circus Circus Reno and (ii) the 50% membership interest in Circus and Eldorado Joint Venture, LLC owned by Galleon, Inc. (collectively, the “Circus Reno/Silver Legacy Purchase”), as previously disclosed on July 8, 2015.  The Circus Reno/Silver Legacy Purchase is anticipated to be consummated in the fourth quarter of 2015, and such bonus payment is anticipated to be paid promptly thereafter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

By:
Date: August 10, 2015		/s/ Gary L. Carano
Name: Gary L. Carano Title: Chief Executive Officer

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